UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

KORN FERRY

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (310) 552-1834

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	KFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

In light of the continuing uncertainty in worldwide economic conditions caused by the coronavirus (COVID-19) pandemic and, as part of a broader program aimed at further enhancing Korn Ferry’s (the “Company”) strong balance sheet and liquidity position, on April 20, 2020, the Company initiated a plan (the “Plan”) intended to adjust its cost base to the current economic environment and to position the Company to invest into the recovery. The Plan includes (i) a reduction in workforce (which is expected to be substantially completed by the end of the fourth quarter of fiscal 2020), (ii) the temporary furlough of certain employees, (iii) subject to certain exceptions and legal requirements, salary reductions across the organization, and (iv) other cost saving measures relating to general and administrative expenses. The Company initially expects the pay cuts and furloughs to be effective through August 31, 2020. As disclosed in a current report on Form 8-K filed by the Company with the United States Securities and Exchange Commission on April 17, 2020, the Company’s named executive officers and Board of Directors previously agreed, effective May 1, 2020, to reductions in base salary and cash retainer, respectively, through August 31, 2020. In mid to late August, the Company will evaluate whether the furloughs and all pay cuts should be continued.

The Plan will initially reduce the Company’s annualized cost base by approximately $300 million and is expected to result in an estimated pre-tax charge of approximately $55 - $65 million, consisting of severance and related employee benefit payments. These charges are expected to include approximately $45- $50 million of cash expenditures, of which approximately $40- $45 million will be paid in the fourth quarter of fiscal 2020 and the first quarter of fiscal 2021, with the remainder being paid between the second half of fiscal 2021 and fiscal 2023.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “will,” “likely,” “estimates,” “potential,” “continue” or other similar words or phrases. Such forward-looking statements include statements regarding the timing and scope of the Plan, the amount and timing of the related charges and cash expenditures; the intended objectives of the Plan; and the expected cost savings resulting from the Plan. Many factors could affect the actual results of the Plan, and variances from the Company’s current expectations regarding such factors could cause actual results of the Plan to differ materially from those expressed in these forward-looking statements. These include, among other things, (i) the preliminary nature of the Company’s estimates of the charges and cash expenditures to be incurred in connection with the Plan, which are subject to change as the Company makes decisions and refines these estimates over time; (ii) timing delays in implementing the Plan because of legal requirements or communication delays as a result of stay-at-home orders due to the COVID-19 pandemic, and (iii) potential disruption to the Company’s business and operations as it implements the Plan. A discussion of these and other risks and uncertainties that could cause the Company’s actual results to differ materially from these forward-looking statements is included in the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date of this report, and the Company does not undertake any obligation to revise or update such statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN FERRY
(Registrant)

Date: April 24, 2020	/s/ Robert P. Rozek
(Signature)
	Name:	Robert P. Rozek
	Title:	Executive Vice President, Chief Financial Officer and Chief Corporate Officer